UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2018

BroadSoft, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34777	52-2130962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9737 Washingtonian Boulevard, Suite 350

Gaithersburg, Maryland 20878

(Address of principal executive offices)

(301) 977-9440

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

BroadSoft, Inc. (the “Company”) held a special meeting of the Company’s stockholders (the “Special Meeting”) on January 25, 2018. At the Special Meeting, the Company’s stockholders, upon the recommendation of the board of directors of the Company, voted in favor of the adoption of the Agreement and Plan of Merger, dated as of October 20, 2017, by and among Cisco Systems, Inc. (“Cisco”), Brooklyn Acquisition Corp., a wholly-owned subsidiary of Cisco, and the Company, as it may be amended from time to time (the “Merger Agreement”) and thereby approved the merger contemplated by the Merger Agreement (the “Merger”). In addition, the non-binding, advisory vote to approve the compensation that the Company’s named executive officers may receive in connection with the Merger was approved by the Company’s stockholders. Sufficient votes were also received to approve the proposal to adjourn the Special Meeting to a later date if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to adopt the Merger Agreement, but an adjournment of the Special Meeting was not necessary in light of the adoption of the Merger Agreement.

Each proposal is described in detail in the Company’s definitive proxy statement, dated December 13, 2017, which was filed with the SEC on December 13, 2017, as amended or supplemented thereafter, and first mailed to the Company’s stockholders on December 15, 2017. Stockholders owning a total of 27,039,842 shares voted at the Special Meeting, representing approximately 85.09% of the shares of the Company Common Stock issued and outstanding as of the record date for the Special Meeting.

The voting results for each item of business voted upon at the Special Meeting were as follows:

PROPOSAL 1 To adopt the Merger Agreement.

Votes For	Votes Against	Abstentions
26,993,901	11,009	34,932

PROPOSAL 2 To approve, on an advisory basis, the compensation that the Company’s named executive officers may receive in connection with the Merger.

Votes For	Votes Against	Abstentions
26,156,274	737,968	145,600

PROPOSAL 3 To adjourn the Special Meeting to a later date if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to adopt the Merger Agreement.

Votes For	Votes Against	Abstentions
26,023,056	982,411	34,375

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements regarding the proposed acquisition of the Company by Cisco. These statements are based on plans, estimates and projections at the time the Company makes the statements, and readers should not place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms “may” and “will.” Forward-looking statements involve inherent risks and uncertainties, and the Company cautions readers that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. Factors that could cause actual results to differ materially from those described in the above statements include, among others: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement and the inability to complete the proposed merger due to the failure to satisfy conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the proposed merger. Additional risks are described in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, and its subsequently filed reports with the SEC. Readers are cautioned not to place undue reliance on the forward-looking statements included in this Current Report on Form 8-K, which speak only as of the date hereof. The Company does not undertake to update any of these statements in light of new information or future events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADSOFT, INC.

Date: January 25, 2018	By:	/s/ Mary Ellen Seravalli
	Name:	Mary Ellen Seravalli
	Title:	Chief Legal Officer